EXHIBIT 99.2

Financial Statements of Champion Dental Services, Inc. as of, and for the years ended December 31, 1995 and 1994

                CHAMPION DENTAL SERVICES, INC.

                FINANCIAL STATEMENTS AS OF
                DECEMBER 31, 1995 AND 1994
                TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Champion Dental Services, Inc.:

We have audited the accompanying balance sheets of Champion Dental Services, Inc. (a Missouri corporation and a wholly owned subsidiary of Group Health Plan, Inc.) as of December 31, 1995 and 1994, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Champion Dental Services, Inc. as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Arthur Andersen LLP

St. Louis, Missouri,
  February 6, 1996 (except with respect to sale of Champion Dental Services, Inc. discussed in
  Note 6, as to which the date is February 10, 1997)

                        CHAMPION DENTAL SERVICES, INC.
                        ------------------------------

                BALANCE SHEET AS OF DECEMBER 31, 1995 AND 1994
                ----------------------------------------------

                                                        1995             1994
                                                      --------         --------
ASSETS:
  Cash and cash equivalent                          $  487,725       $  562,096
  Due from affiliate                                    33,749             -
  Fees receivable                                        1,843            1,180
  Interest receivable                                    3,034            3,584
  Prepaid expenses                                         167              136
  Statuory deposits (at cost, which
    approximates market)                                50,120           54,651
                                                       -------          -------
                                                    $  576,638       $  621,647
                                                   ===========      ===========


LIABILITIES AND STOCKHOLDER'S EQUITY:
  Liabilities-
     Claims payable                                 $   11,700       $   53,543
     Accrued expenses                                      649            8,415
     Due to affiliate                                     -              82,562
                                                       -------          -------
        Total liabilities                               12,349          144,520
                                                       -------          -------


  Stockholder's equity-
     Common stock, $50 and $1 par value in 1995 and
       1994, repectively, 30,000 shares authorized
       1,000 shares issued and outstanding              50,000            1,000
     Additional paid-in capital                        150,000          199,000
     Retained earnings                                 364,289          277,127
                                                       -------          -------
        Total stockholder's equity                     564,289          477,127
                                                       -------          -------
                                                    $  576,638       $  621,647
                                                   ===========      ===========

     The accompanying notes are an integral part of these balance sheets.

                        CHAMPION DENTAL SERVICES, INC.
                        ------------------------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                ----------------------------------------------



                                                        1995           1994
                                                      --------       --------
OPERATING REVENUES:
  Premiums earned                                  $ 2,241,714    $ 2,306,518
                                                     ---------      ---------
OPERATING EXPENSES:
  Claims incurred                                       81,461        181,213
  Administrative expenses incurred                     935,528        916,334
  Dental providers capitation                        1,105,925      1,079,781
                                                     ---------      ---------
     Total operating expenses                        2,122,914      2,177,328
                                                     ---------      ---------
   Income from operations                              118,800        129,190
                                                       -------        -------

OTHER INCOME:
  Investment income                                     27,463         20,797
                                                       -------        -------
       Income before provision for Income taxes        146,263        149,987

PROVISION FOR INCOME TAXES                              59,101         61,441
                                                       -------        -------
       Net Income                                  $    87,162    $    88,546
                                                  ============   ============


       The accompanying notes are an integral part of these statements.

                        CHAMPION DENTAL SERVICES, INC.
                        ------------------------------

                 STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                 --------------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                ----------------------------------------------


                                                                     Additional
                                                     Common           Paid-in          Retained
                                                      Stock           Capital          Earnings         Total
                                                     -------         ----------        --------       ---------
BALANCE, DECEMBER 31, 1993                          $  1,000         $ 199,000        $ 188,581      $ 388,581

 Net Income                                             -                 -              88,546         88,546
                                                       -----           -------          -------        -------
BALANCE, DECEMBER 31, 1994                             1,000           199,000          277,127        477,127

 Net Income                                             -                 -              87,162         87,162
 Increase in par value from $1 per share to
   $50 per share                                      49,000           (49,000)            -              -
                                                      ------           -------          -------        -------
BALANCE, DECEMBER 31, 1995                          $ 50,000         $ 150,000        $ 364,289      $ 564,289
                                                   =========        ==========       ==========     ==========



        The accompanying notes are an integral part of these statements.

                        CHAMPION DENTAL SERVICES, INC.
                        ------------------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                ----------------------------------------------

                                                         1995           1994
                                                       --------        -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                            $ 87,162       $ 88,546
  Changes in assets and liabilities-
    Receivables                                            (113)        (2,768)
    Prepaid expenses                                        (31)            924
    Claims payable                                      (41,843)         50,743
    Accrued expenses                                     (7,766)          5,657
    Amounts withheld for others                             -          (17,410)
    Amounts due to/from affiliate                      (116,311)       (19,977)
                                                         --------       -------
    Net cash (used in) provided by operating
     activities                                         (78,902)        105,715
                                                        --------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds on the sale of investments                      4,531           -
  Purchases of investments                                   -          (4,424)
                                                        --------        -------
    Net cash provided by (used in) investing
     activities                                            4,531        (4,424)
                                                        --------        -------
        Net (decrease) increase in cash and cash
         equivalents                                    (74,371)        101,291

CASH AND CASH EQUIVALENTS, beginning of year             562,096        460,805
                                                         -------        -------
CASH AND CASH EQUIVALENTS, end of year                 $ 487,725      $ 562,096
                                                        ========       ========

       The accompanying notes are an integral part of these statements.

                        CHAMPION DENTAL SERVICES, INC.
                        ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1995 AND 1994
                          --------------------------


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------------

Organization
------------

Champion Dental Services, Inc. ("Champion") was incorporated on October 18, 1988, for the purpose of owning, operating and promoting a prepaid dental plan corporation. Champion is a wholly owned subsidiary of Group Health Plan, Inc. ("GHP"), which is wholly owned by Coventry Corporation, located in Nashville, Tennessee. At December 31, 1995 and 1994, Champion had approximately 52,357 and 56,447 members, respectively.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Premiums are recorded as revenue in the month for which subscribers are entitled to service.

Cost Recognition
----------------

Champion contracts with various dental providers for the provision of certain dental services to its members. Champion compensates these providers on a capitation and fee-for-service basis.

Claims payable include claims reported as of the balance sheet date and estimates of dental services provided but not reported. Estimates are established by management, based on past experience and are reviewed by an independent actuary. Reserves are continually monitored and reviewed and, as settlements are made or reserves adjusted, differences for prior years are also reflected in current operations.

Cash Equivalents
----------------

Champion considers highly liquid debt securities purchased with a remaining maturity of three months or less to be cash equivalents.

Income Taxes
------------

Coventry Corporation files a consolidated tax return. Provisions for income taxes were calculated based upon the estimated tax rate of Coventry Corporation, and the resulting liability is recorded in due to affiliate.

2.  STATUTORY DEPOSITS:
    -------------------

Champion has been granted certificates of authority to conduct business as a prepaid dental plan in the state of Missouri. Champion has placed required deposits, consisting of marketable securities, with the Missouri Director of Insurance.

3.  SAVINGS PLAN:
    -------------

Champion participates in the GHP Savings Plan (the "Plan") wich is a program jointly funded by GHP, Champion and covered employees. The Plan is established in accordance with Internal Revenue Code Section 401(k) and covers substantially all full-time employees. Employee contributions to the Plan are voluntary.

4.  RELATED-PARTY TRANSACTIONS:
    ---------------------------

Champion pays a management fee to GHP which represents 15% of dental premiums. Champion also participates in profit/(loss) sharing with GHP for which it receives/(pays) 75% of the net profit/(loss) before income taxes from/(to) GHP. These transactions resulted in payment of $772,000 and $793,000 for 1995 and 1994, respectively.

5.  CHANGE IN PAR VALUE OF COMMON STOCK:
    ------------------------------------

On October 12, 1995, the sole shareholder of Champion approved an amendment to the Articles of Incorporation increasing the par value of the common stock from $1 per share to $50 per share. As a result of this increase in par value, common stock was increased by $49,000 and additional paid-in capital was decreased by the same amount.

6.  SALE OF CHAMPION DENTAL:
    ------------------------

Effective December 31, 1996, GHP sold Champion to First Commonwealth, Inc. (a Delaware Corporation) for $5.5 million in cash.